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                                                                    Exhibit 21.1


                        NEW CENTURY FINANCIAL CORPORATION

                           SUBSIDIARIES OF REGISTRANT

                                                    STATE OR OTHER JURISDICTION
NAME                                                OF INCORPORATION
----                                                ----------------
New Century Mortgage Corporation                     California
         (also doing business as NCMC
         Mortgage Corporation
         NC Capital Corporation                      California
                  NC Residual II Corporation         Delaware
                  New Century Mortgage
                  Securities, Inc.                   Delaware
         New Century R.E.O. Corp                     California
         NC Residual Corporation                     Delaware
         Worth Funding Incorporated                  California
PWF Corporation                                      California
         (also doing business as Primewest Funding
         and Western Capital Mortgage)
Anyloan Financial Corporation                        Delaware
         anyloan.com                                 California